Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
November 4, 2009

LAKES ENTERTAINMENT ANNOUNCES
PASSAGE OF OHIO REFERENDUM
MINNEAPOLIS — November 4, 2009 — Lakes Entertainment, Inc. (NASDAQ: LACO) today announced that on November 3, 2009, the Ohio voters approved Issue 3, the citizen-initiated referendum to amend the Ohio constitution to authorize one gaming facility in each of Cleveland, Cincinnati, Columbus and Toledo, Ohio. The approval of Issue 3 authorizes casino gaming for the first time in the State of Ohio.
Issue 3 was primarily backed by Rock Ohio Ventures, LLC (“Rock”), a group led by Dan Gilbert, owner of the Cleveland Cavaliers, and Penn Ventures, LLC (“Penn”), a subsidiary of Penn National Gaming, Inc. Lakes recently reached an agreement with Penn whereby it (1) agreed to fund 10% of Penn’s costs of the Issue 3 referendum (“Referendum”) and (2) has the option, but not the obligation, to fund up to 10% of equity required to develop potential casinos in Columbus and Toledo, in return for a corresponding equity stake up to 10% in such casinos. Similarly, Lakes recently entered into an agreement with Rock whereby it has the right, but not the obligation, to invest up to 10% of Rock’s costs of the Referendum and the equity required to develop potential casinos in Cleveland and Cincinnati, in return for a corresponding equity stake of up to 10% in such casinos.
“We are pleased that the voters of Ohio approved Mr. Gilbert’s and Penn’s casino plan which is expected to bring thousands of jobs and millions of dollars to the State of Ohio,” said Tim Cope, president of Lakes Entertainment. There is still much work to do before these casinos become a reality, but we believe this investment will add value to our company which will benefit our shareholders for many years to come.”

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange.
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